                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                 OPEN MARKET, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):


/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               OPEN MARKET, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 2000

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Open Market, Inc., a Delaware corporation (the "Corporation"), will be held on Tuesday, May 16, 2000 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting") for the purpose of considering and voting upon the following matters:

    1.  To elect three Class I Directors for the ensuing three years;

    2. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Corporation's Common Stock from 100,000,000 to 300,000,000;


    3.  To approve amendments to the Corporation's 1996 Director Option Plan to
       (a) increase the number of shares issuable upon exercise of options granted annually to directors from 6,000 to 10,000 and (b) provide that all options granted on or after May 16, 2000 shall vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, as more fully described in the accompanying Proxy Statement under "Approval of Amendments to the 1996 Director Option Plan;"


    4. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 2000; and

    5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

    The Board of Directors has fixed the close of business on Friday, March 17, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Corporation's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Corporation, One Wayside Road, Burlington, Massachusetts 01803, and at the place of the Meeting.

    A copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,


                                             /s/ Betty J. Savage



                                             Betty J. Savage


                                             SECRETARY

April 14, 2000
Burlington, Massachusetts

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               OPEN MARKET, INC.
                                ONE WAYSIDE ROAD
                        BURLINGTON, MASSACHUSETTS 01803
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Open Market, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment thereof (the "Meeting").

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

    On March 17, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 46,148,474 shares of Common Stock of the Corporation, $.001 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE CORPORATION'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 14, 2000. THE CORPORATION WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE CORPORATION, ATTENTION: INVESTOR RELATIONS, ONE WAYSIDE ROAD, BURLINGTON, MASSACHUSETTS 01803. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 17, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Corporation to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Corporation, (iii) the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Corporation as a group.


                                                                       AMOUNT AND NATURE
                                                                  OF BENEFICIAL OWNERSHIP(2)
                                                              -----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                      NUMBER OF SHARES   PERCENT OF CLASS
----------------------------------------                      ----------------   ----------------
Gulrez Arshad (3)...........................................       599,600              1.0%
Thomas H. Bruggere (4)......................................        22,078                *
Shikhar Ghosh (5)...........................................     3,400,500              7.7%
William S. Kaiser (6).......................................     2,220,017              4.8%
Harland K. LaVigne (7)......................................        44,020                *
Ronald J. Matros (8)........................................       269,456                *
Eugene F. Quinn (9).........................................         9,600                *
Paul L. Sagan (10)..........................................        58,446                *
Gary B. Eichhorn (11).......................................     1,377,688              3.0%
Gregory Pope (12)...........................................        38,793                *
Paul Esdale (13)............................................       131,786                *
B.C. Krishna................................................       384,322                *
All directors and executive officers as a group (14 persons)
  (14)......................................................     8,581,585             17.9%


------------------------

*Less than 1%

(1) The address of each person in the table is c/o Open Market, Inc., One Wayside Road, Burlington, Massachusetts, 01803.

(2) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 17, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(3) Includes 82,200 shares of Common Stock held in two revocable trusts of which Mr. Arshad's children are beneficiaries. Also includes 41,100 shares of Common Stock held in an irrevocable trust of which Mr. Arshad's child is a beneficiary as to which Mr. Arshad disclaims beneficial ownership.

(4) Includes 16,500 shares of Common Stock issuable to Mr. Bruggere within 60 days of March 17, 2000 upon exercise of stock options.

(5) Includes 182,700 shares of Common Stock held in a trust for the benefit of Mr. Ghosh's minor children as to which Mr. Ghosh disclaims beneficial ownership.

(6) Includes 2,032,179 shares of Common Stock owned by Greylock Equity Limited Partnership. Mr. Kaiser is a general partner of Greylock Limited Partnership, which is a general partner of Greylock Equity Limited Partnership, and may be considered a beneficial owner of the shares beneficially owned by Greylock Equity Limited Partnership, although
    Mr. Kaiser disclaims beneficial ownership of these shares.

(7) Includes 20,752 shares of Common Stock issuable to Mr. LaVigne within 60 days of March 17, 2000 upon exercise of stock options.

(8) Comprised of 269,456 shares of Common Stock issuable to Mr. Matros within 60 days of March 17, 2000 upon exercise of stock options.

(9) Includes 9,100 shares of Common Stock issuable to Mr. Quinn within 60 days of March 17, 2000 upon exercise of stock options.

(10) Includes 32,489 shares of Common Stock issuable to Mr. Sagan within 60 days of March 17, 2000 upon exercise of stock options.

(11) Includes 1,210,938 shares of Common Stock issuable to Mr. Eichhorn within 60 days of March 17, 2000 upon exercise of stock options and 91,750 shares held by Mr. Eichhorn's spouse. Mr. Eichhorn resigned from his position as Chief Executive Officer and a director of the Corporation in February 2000.

(12) Includes 6,875 shares of Common Stock issuable to Mr. Pope within 60 days of March 17, 2000 upon exercise of stock options.

(13) Includes 62,500 shares of Common Stock issuable to Mr. Esdale within 60 days of March 17, 2000 upon exercise of stock options.


(14) Includes 2,032,179 shares of Common Stock held by an entity affiliated with a director as described in note 6 above and 1,685,873 shares of Common Stock issuable to all directors and executive officers as a group within 60 days of March 17, 2000 upon exercise of stock options.


VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the Record Date is required to approve the amendment to the Corporation's Amended and Restated Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for the approval of the amendments to the Corporation's 1996 Director Option Plan (Proposal 3). The affirmative vote of the holders of a majority of the shares of Common

Stock present or represented by proxy and voting on the matter is required for the ratification of Arthur Andersen LLP as the Corporation's independent public accountants for the year ending December 31, 2000 (Proposal 4).

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have the same effect on the proposed amendment to the Amended and Restated Certificate of Incorporation as a vote against such matter but will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter such as the election of directors, the amendments to the 1996 Director Option Plan and the ratification of the election of Arthur Andersen LLP.


                                   PROPOSAL 1
                             ELECTION OF DIRECTORS



    The Corporation has a classified Board of Directors consisting of three Class I Directors, two Class II Directors, and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.



    The persons named in the enclosed proxy will vote to elect, as Class I Directors, Thomas H. Bruggere, William S. Kaiser and Paul Sagan, the three Class I director nominees named below, unless the proxy is marked otherwise. Messrs. Bruggere, Kaiser and Sagan are currently directors of the Corporation.



    Each Class I director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve, if elected. However, if any of the nominees should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.



    For each member of the Board of Directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Corporation.

            NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS I DIRECTORS)


Thomas H. Bruggere(1)(2).....   54  Mr. Bruggere has served as a director of the Corporation since December 1997. Since 1994, he has been a private
                                    investor and consultant. In 1996, Mr. Bruggere was a
                                    candidate for the U.S. Senate. From 1981 to 1994, he was
                                    chairman and Chief Executive Officer of Mentor Graphics
                                    Corporation, a provider of electronic hardware and
                                    software design solutions and consulting services. Mr.
                                    Bruggere serves on the Board of Directors of Stamps.com
                                    and other private companies.

William S. Kaiser(2).........   44  Mr. Kaiser has served as a director of the Corporation since June 1994 and served as a director of Future Tense,
                                    Inc. prior to its acquisition by the Corporation in
                                    October 1999. Mr. Kaiser has been employed by Greylock
                                    Management Corporation, a venture capital firm, since May
                                    1986. He has been a general partner of Greylock Limited
                                    Partnership since 1990, of Greylock Equity Limited
                                    Partnership since 1994 and of Greylock IX Limited
                                    Partnership since 1997. Mr. Kaiser is a director of
                                    Clarus Corporation, a financial and human resources
                                    software company, Red Hat, Inc., a provider of open
                                    source software and services, and Student Advantage,
                                    Inc., a membership and media company focused on the
                                    college market. Mr. Kaiser is also a director of other
                                    private companies.

Paul L. Sagan................   41  Mr. Sagan has served as a director of the Corporation
                                    since October 1999 and served as a director of Future
                                    Tense from October 1998 to October 1999. Since April
                                    1999, he has been President of Akamai Technologies, Inc.,
                                    a provider of Web content and Internet application
                                    delivery services, and has served as its Chief Operating
                                    Officer since October 1998. From July 1997 to July 1998,
                                    Mr. Sagan was a senior advisor to the World Economic
                                    Forum, a Swiss foundation whose membership is comprised
                                    of global multinational corporations. From September 1991
                                    to December 1996, Mr. Sagan was employed by Time Warner,
                                    Inc., most recently as President and Editor of Time Inc.
                                    New Media.

                  DIRECTORS WHOSE TERMS EXPIRE IN 2001 (CLASS II DIRECTORS)

Shikhar Ghosh................   42  Mr. Ghosh, a founder of the Corporation, has served as
                                    Chairman of the Board of Directors since December 1995
                                    and as a director of the Corporation since June 1994.
                                    From June 1994 to December 1995, Mr. Ghosh served as the
                                    Corporation's President and Chief Executive Officer.
                                    Since November 1998, Mr. Ghosh has served as Chairman of
                                    the Board of Directors and Chief Executive Officer of
                                    iBelong, Inc., an Internet company specializing in
                                    Internet programs for affinity groups and their members.
                                    From 1992 to 1994, Mr. Ghosh served as Vice President of
                                    EDS Communications Industry Group, a systems integration
                                    company.

Ronald J. Matros.............   45  Mr. Matros has served as President and a director of the
                                    Corporation since October 1999 and as Chief Executive
                                    Officer of the Corporation since February 2000. From
                                    October 1999 to February 2000, he served as Chief
                                    Operating Officer of the Corporation. From March 1997 to
                                    October 1999, Mr. Matros served as President and Chief
                                    Executive Officer of Future Tense, Inc. From December
                                    1996 to February 1997, Mr. Matros served as Executive
                                    Vice President and Chief Operating Officer of WSI
                                    Corporation, a weather information technology company and
                                    wholly-owned subsidiary of The Analytical Sciences
                                    Corporation, and from January 1992 to December 1996, he
                                    was the Vice President of Sales and Marketing of WSI
                                    Corporation.

                 DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS III DIRECTORS)

Harland K. LaVigne (2).......   59  Mr. LaVigne has served as a director of the Corporation since October 1999 and as a director of Future Tense from
                                    August 1996 to October 1999. Since 1995, he has served as
                                    Chief Executive Officer and President of StarBurst
                                    Software Corp., a provider of content distribution
                                    management solutions. From 1993 to 1994, Mr. LaVigne was
                                    Chief Executive Officer of Sofnet, Inc., a communications
                                    software company.

Eugene F. Quinn(1)...........   46  Mr. Quinn has served as a director of the Corporation
                                    since April 1995. Since May 1999, Mr. Quinn has served as
                                    President of Confluence Partners, a private investment
                                    company in Weston, Connecticut. From March 1997 through
                                    April 1999, Mr. Quinn served as Senior Vice President of
                                    Online and Interactive Services of MTV Networks, a
                                    division of Viacom, Inc. From 1984 until 1997, Mr. Quinn
                                    served in a variety of executive positions at Tribune
                                    Company. Mr. Quinn is a director of Checkfree
                                    Corporation, a financial services and software company.


------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.


    Mr. Arshad, currently a director of the Corporation, will resign from this position as of May 16, 2000. For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."


BOARD AND COMMITTEE MEETINGS

    The Board of Directors met 17 times (including by telephone conference) during 1999.

    The Board of Directors has a Compensation Committee, which reviews and approves salaries and incentive compensation for executive officers of the Corporation. In addition, the Compensation Committee reviews and approves elements of various broad-based, compensation programs and stock option plans. The Compensation Committee held three meetings during 1999. The current members of the Compensation Committee are Messrs. Arshad, Bruggere, LaVigne and Kaiser. Mr. Arshad will resign as a member of the Board of Directors and the Compensation Committee as of May 16, 2000.

    The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Corporation's independent public accountants. The Audit Committee held two meetings during 1999. The current members of the Audit Committee are Messrs. Bruggere and Quinn.

    The Corporation has no nominating committee of the Board of Directors. In 1999, all directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which they served.

DIRECTOR COMPENSATION

    All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board and committee meetings. The Corporation currently does not pay fees to the directors for attendance at Board and committee meetings.


    Outside directors are entitled to participate in the Corporation's 1996 Director Option Plan (the "Director Plan") which provides for automatic grants of nonstatutory stock options to directors who are not employees or founders of the Corporation or any subsidiary of the Corporation (an "Eligible Director"). The Director Plan currently provides for the automatic grant of options to purchase 20,000 shares of Common Stock to each person who first becomes an Eligible Director after May 20, 1998. The Director Plan also provides for the grant of options to purchase 6,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Corporation to each Eligible Director, provided such Eligible Director continues to serve on the Board of Directors of the Corporation following such Annual Meeting. Each option granted prior to May 12, 1999 vests in 16 equal quarterly installments, with the first installment exercisable three months after the date of grant. The exercisability of these options will be accelerated upon the occurrence of certain changes in control. Each option granted on or after May 12, 1999 is fully exercisable on the date of grant. The exercise price of options granted under the Director Plan will equal the lesser of (i) the last reported sale price per share of Common Stock on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or
(ii) the average of the last reported sale price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive trading days prior to such date. For information relating to two proposed amendments to the Director Plan, see "Proposal 3: Approval of Amendments to the 1996 Director Option Plan."

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for the fiscal years ended December 31, 1999, 1998 and 1997 for the Corporation's Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in each of the last three fiscal years (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                      ANNUAL COMPENSATION    SECURITIES
                NAME AND                              -------------------    UNDERLYING     ALL OTHER
           PRINCIPAL POSITION                YEAR      SALARY     BONUS     OPTIONS/SARS   COMPENSATION
-----------------------------------------  --------   --------   --------   ------------   ------------
Gary B. Eichhorn (1).....................    1999     $300,000   $192,555       50,000        $    --
  Chief Executive Officer and Director       1998      297,083    101,541       45,000             --
                                             1997      230,000    115,000      100,000             --
Gregory Pope (2).........................    1999      210,000     90,486      115,000         11,466
  Senior Vice President, Field Operations    1998      219,186     47,402      100,000         32,754
                                             1997      210,138     85,691       70,000             --
Ronald J. Matros (3).....................    1999      184,984    139,519      288,432             --
  President and Chief Operating Officer      1998           --         --           --             --
                                             1997           --         --           --             --
Paul Esdale (4)..........................    1999      160,590     38,384       95,000             --
  Vice President, Corporate Development      1998      151,707     13,111       30,000          3,932
                                             1997      136,561     22,959       15,000         46,147
B.C. Krishna (5).........................    1999      132,205     16,743      175,000             --
  Vice President and Chief Technology        1998           --         --           --             --
  Officer                                    1997           --         --           --             --


------------------------


(1) Mr. Eichhorn resigned from his positions as Chief Executive Officer and a director of the Corporation in February 2000.


(2) Mr. Pope's other compensation in 1999 represents reimbursement for certain relocation costs. Mr. Pope's other compensation in 1998 represents reimbursement for certain relocation costs of $17,575 and commissions earned of $15,179.

(3) As of December 31, 1999, Mr. Matros was President and Chief Operating Officer of the Corporation. Mr. Matros became Chief Executive Officer of the Corporation in February 2000. Prior to July 1999, Mr. Matros served as President and Chief Executive Officer of FutureTense, Inc. which the Corporation acquired in 1999. The compensation Mr. Matros earned prior to July 1999 was paid by FutureTense, and the options granted to Mr. Matros in 1999 were granted by Future Tense and became exercisable for shares of the Corporation's Common Stock upon the closing of the merger. Mr. Matros' bonus in 1999 was paid by the Corporation.

(4) Mr. Esdale's other compensation in 1997 and 1998 represents commissions earned.

(5) Mr. Krishna has served as Vice President and Chief Technology Officer of the Corporation since October 1999. Prior to October 1999, Mr. Krishna served as Chief Technology Officer of FutureTense, and the options granted to Mr. Krishna in 1999 were granted by FutureTense and became exercisable for shares of the Corporation's Common Stock upon the closing of the merger.
    Mr. Krishna's bonus in 1999 was paid by the Corporation.

OTHER EXECUTIVE OFFICERS

    Paul Esdale, age 43, became the Corporation's Vice President, Corporate Development in March 1999. From May 1995 to March 1999, Mr. Esdale served as Vice President, Business Development and Strategic Alliances of the Corporation. From January 1992 to May 1995, Mr. Esdale served as Vice President of Advanced Visual Systems, Inc., a provider of visualization technology which he co-founded.

    B.C. Krishna, age 40, joined the Corporation in October 1999 as Vice President and Chief Technology Officer. From April 1995 to October 1999,
Mr. Krishna served as the Chief Technology Officer of FutureTense, which he co-founded. From October 1997 to March 1995, Mr. Krishna held various positions with Digital Equipment Corporation, most recently as Principal Engineer.


    Michael S. Messier, age 37, joined the Corporation in December 1997 as its Vice President, Human Resources. From November 1996 to December 1997,
Mr. Messier served as Director, Human Resources of Rational Software Corporation, a software tools company. From April 1991 to November 1996,
Mr. Messier served as Director, Human Resources of Stratus Computer, Inc., a computer systems manufacturer.


    Gregory Pope, age 50, became the Corporation's Vice President, Field Operations in October 1999. From July 1998 to October 1999, Mr. Pope served as the Corporation's Vice President, Worldwide Sales. From January 1998 to
July 1998, Mr. Pope served as Vice President, Americas Sales of the Corporation. Mr. Pope joined the Corporation in November 1995 as Vice President, International Sales. From March 1993 to November 1995, Mr. Pope was Vice President, Operations (Europe, Middle East and Africa) of Stratus
Computer, Inc., a computer systems manufacturer.

    Eswar Priyadarshan, age 36, became the Corporation's Vice President, Engineering in January 2000. From July 1999 to December 1999, Mr. Priyadarshan served as Vice President, Advanced Development of the Corporation. From
April 1998 to July 1999, he served as Director, Consulting Engineering of the Corporation, and from September 1996 to April 1998, he was a product engineer for the Corporation. From March 1993 to September 1996, Mr. Priyadarshan was a lead engineer at Adobe Systems, Incorporated, a software provider for Web printing and publishing.

    Betty J. Savage, age 41, joined the Corporation as Vice President and Chief Financial Officer in July 1999. From March 1994 to April 1999, Ms. Savage was Vice President, Chief Financial Officer and Treasurer of Inso Corporation, a provider of e-business and information exchange technologies. From July 1980 to February 1994, Ms. Savage served in various positions with Ernst & Young LLP.

EMPLOYMENT AGREEMENTS


    The Corporation has an employment agreement with each of Mr. Matros and Mr. Krishna under which they serve as President and Chief Executive Officer and Chief Technology Officer of the

Corporation, respectively. Mr. Matros's employment agreement provides for
(i) an annual base salary of $205,000; (ii) an option to purchase 250,000 shares of the Corporation's Common Stock and (iii) bonuses payable pursuant to the terms of the Corporation's short-term incentive compensation plan of $75,000 for 1999 and $125,000 for 2000. Mr. Krishna's employment agreement provides for
(i) an annual base salary of $150,000 and (ii) an option to purchase up to 175,000 shares of the Corporation's Common Stock. Each executive's option is exercisable with respect to 25% of the shares subject to option on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter. The Corporation has the right to terminate its employment agreement with either executive (i) for cause, (ii) within 30 days of his disability or
(iii) at any time after October 15, 2000, provided that the Corporation gives the executive 30 days advanced written notice. Each executive may terminate his employment for good reason, which is defined as either a material breach of the employment agreement by the Corporation or a material reduction in his responsibilities. If the Corporation terminates either executive's employment at any time after October 15, 2000, such executive is entitled to receive severance pay equal to half of his annual base salary. If either executive's employment terminates prior to October 15, 2000 at the election of the Corporation or at his election for good reason, then such executive is entitled to receive severance pay equal to the greater of (i) the unpaid portion of his annual base salary for the current year or (ii) one-half his current base salary.



    The Corporation had an employment agreement with Mr. Eichhorn under which Mr. Eichhorn served as the President and Chief Executive Officer of the Corporation until his resignation from the Corporation in February 2000. The agreement provided for (i) a signing bonus of $1,000,000; (ii) an initial annual salary of $200,000; (iii) an option to purchase 1,275,000 shares of the Corporation's Common Stock at an exercise price of $.25 per share; and (iv) an annual bonus in the amount of $100,000. The Corporation paid Mr. Eichhorn the signing bonus in two installments of $500,000 each in November 1995 and February 1996. The stock option is exercisable as follows: (i) 125,000 shares from and after December 7, 1995, (ii) 64,063 shares from and after March 7, 1996, (iii) 125,000 shares from and after December 7, 1996, (iv) 510,937 shares from and after May 28, 1996 and (v) the remaining 450,000 shares in fifteen equal quarterly installments commencing on June 7, 1996. Mr. Eichhorn was not entitled to any severance pay upon his resignation from the Corporation.


EXECUTIVE RETENTION AGREEMENTS

    In November 1997, the Board of Directors of the Corporation approved Executive Retention Agreements (the "Agreements") for each of the Corporation's current and future executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Executive").

    The purpose of the Agreements is to assure that the Corporation will have the continued dedication of the Executives, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in the Agreements). In the event of a Change of Control, and the termination of the Executive's employment by the Corporation at any time within the 12-month period thereafter (other than for cause, disability or death) or by the Executive for Good Reason (as defined in the Agreements), the Executive shall be eligible to receive a one-time cash severance payment equal to (i) any unpaid portion of the Executive's annual base salary earned through the termination date, (ii) the Executive's Highest Annual Bonus (as defined in the Agreement) for the current fiscal year earned through the termination date, (iii) a payment equal to the sum of one-half the Executive's annual base salary and Highest Annual Bonus, and
(iv) any deferred compensation or accrued vacation pay to which the Executive is entitled. The Executive is also entitled to any amounts or benefits required to be paid or provided to the Executive or which the Executive is eligible to receive following the Executive's termination under any plan, program, policy, practice, contract or agreement of the Corporation. Except in certain circumstances, all of the Executive's outstanding options at the time of such termination shall accelerate and become immediately exercisable. In addition, for a period of six months after termination, the Corporation shall continue to provide the Executive with certain benefits (excluding any benefits under any of the Corporation's savings and/or retirement plans) that are provided to other peer executives of the Corporation. However, if the Executive becomes employed with another employer during the six month period after termination and is eligible to receive benefits, the Corporation's benefits shall be secondary to those provided by the new employer. Good Reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits.

STOCK OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1999 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL OPTION GRANTS
                                    --------------------------
                                                 PERCENTAGE OF                            POTENTIAL REALIZABLE VALUE AT
                                    NUMBER OF        TOTAL                                   ASSUMED ANNUAL RATES OF
                                    SECURITIES      OPTIONS                               STOCK PRICE APPRECIATION FOR
                                    UNDERLYING    GRANTED TO     EXERCISE                        OPTION TERM (2)
                                     OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   -----------------------------
                                     GRANTED      FISCAL YEAR      SHARE      DATE (1)         5%              10%
                                    ----------   -------------   ---------   ----------   -------------   -------------
Gary B. Eichhorn..................     50,000         1.02%       $12.88      05/04/09     $  404,851      $1,025,972
Gregory Pope......................     40,000         0.81%        12.88      05/04/09        323,881         820,777
                                       75,000         1.52%        20.63      11/10/09        972,821       2,465,320
Ronald J. Matros..................     38,432         0.78%         0.52      04/09/09        993,365       1,593,614
                                      250,000         5.08%        13.13      10/15/09      2,063,561       5,229,467
Paul Esdale.......................     25,000         0.51%        11.50      03/08/09        221,530         523,045
                                       70,000         1.42%        12.88      05/04/09        566,791       1,436,360
B.C. Krishna......................    175,000         3.56%        13.13      10/15/09      1,444,492       3,660,627

------------------------


(1) All options were granted with an exercise price equal to the fair market value as determined by the Board of Directors of the Corporation on the date of the grant. The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. Options become exercisable with respect to one-quarter of the shares subject to the option on the first anniversary of the option grant date. Thereafter, the options vest quarterly over the next three years.


(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

OPTION EXERCISES AND YEAR-END OPTION TABLE

    The following table sets forth certain information concerning each exercise of a stock option during the year ended December 31, 1999 by each of the Named Executive Officers and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers on December 31, 1999:

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  NUMBER OF                 OPTIONS AT FISCAL YEAR        IN-THE-MONEY OPTIONS AT
                                   SHARES                             END                   FISCAL YEAR END(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   --------   -----------   -------------   -----------   -------------
Gary B. Eichhorn...............     40,000     $490,625    1,210,938       126,562      $52,299,821    $4,192,991
Gregory Pope...................     10,318      219,790       64,294       221,638        2,252,306     6,980,928
Ronald J. Matros...............     --            --         307,456       250,000       13,713,952     8,000,000
Paul Esdale....................     --            --          53,751       114,374        2,065,310     3,791,175
B.C. Krishna...................     --            --          --           175,000          --          5,600,000

------------------------

(1) Based on the fair market value of the Common Stock as of December 31, 1999 ($45.125 per share), less the option exercise price, multiplied by the number of shares underlying the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Corporation's Board of Directors (the "Committee") establishes compensation policies for the Corporation's executive officers, and determines awards under the Corporation's stock-based compensation plans. Each member of the Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This report summarizes the Corporation's compensation policies for 1999 and their effect on the Chief Executive Officer and the other four executive officers who, for 1999, were the Named Executive Officers.

COMPENSATION POLICIES

    The Compensation Committee's executive compensation policies are designed to provide compensation opportunities that are approximately equivalent to those for similar executives in comparable peer companies, to reward executives based on the Corporation's performance, to recognize individual performance and responsibility, to underscore the importance of shareholder value creation, and to assist the Corporation in attracting and retaining qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and long-term stock-based incentives. All compensation decisions are determined following a detailed review of many factors that the Committee believes are relevant, including external competitive data, the Corporation's achievements over the past year, the individual's contributions to the Corporation's success, any significant changes in role or responsibility, and the internal equity of pay relationships.

    Total compensation opportunities provided to the Named Executive Officers are designed to approximate median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms. Total compensation opportunities for the Named Executive Officers are adjusted over time as necessary to meet this objective. Actual compensation earned by each of the Named Executive Officers will vary with the success of the Corporation, their individual contributions to that success, and the shareholder value created.

    The competitiveness of the Corporation's total compensation program is assessed periodically during the year. Data for external comparisons is drawn from a number of sources, including the publicly available disclosures of selected companies of comparable size and similar products, and national compensation surveys of information technology companies of similar size.

BASE SALARY

    Base salaries for all Named Executive Officers, including the Chief Executive Officer, are reviewed by the Committee on an annual basis. In determining appropriate base salaries, the Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individuals to the Corporation's success.

CASH INCENTIVE OPPORTUNITIES

    The Corporation believes that executives should be rewarded for their contributions to the success of the business and, as such, has a cash incentive plan (the "Plan"). Incentives under the Plan are linked to the achievement of predetermined quarterly financial performance objectives. All Named Executive Officers, including the Chief Executive Officer, are eligible to participate in the Plan.

LONG-TERM STOCK-BASED INCENTIVES

    The Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Committee grants stock options to Named Executive Officers and other employees under the Corporation's stock incentive plans. In determining awards, the Committee considers competitive norms, the contributions of the individual to the success of the Corporation, and the number and terms of unvested options held by such individual. All Named Executive Officers, including the Chief Executive Officer, as well as all other employees of the Corporation, are eligible to participate in this program.

    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1994 and 1999 Stock Incentive Plans limit the number of shares subject to stock options which may be granted to the Corporation's employees in a manner intended to comply with the performance-based requirements of Section 162(m). The Committee will continue to monitor the impact of Section 162(m) on the Corporation.

    The Committee's policy regarding the compensation of other executive officers of the Corporation consistent with the foregoing approach.

EXECUTIVE RETENTION AGREEMENTS

    In November 1997, the Board of Directors approved Executive Retention Agreements for all of the Company's current and future Executives. The purpose of the Agreements is to assure that the Corporation will have the continued dedication of the Executives, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in the Agreements). See "Executive Retention Agreements."

1999 COMPENSATION

    Base salaries paid in 1999 reflect the Committee's review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of pay relationships, and the contributions of the individual.

    Short-term incentive compensation was paid to the Named Executive Officers for all four quarters of 1999 based on performance against Plan criteria and the Committee's assessment of the Corporation's performance.

                                          COMPENSATION COMMITTEE

                                          Gulrez Arshad
                                          Thomas H. Bruggere
                                          William S. Kaiser
                                          Harland K. LaVigne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Corporation's Compensation Committee are Messrs. Arshad, Bruggere, Kaiser and LaVigne. Mr. Arshad will resign as a member of the Compensation Committee as of May 16, 2000. No executive officer of the Corporation has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of or member of the Compensation Committee of the Corporation.

CERTAIN TRANSACTIONS

    Since January 1, 1999, the Corporation has entered into or engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Corporation ("5% Stockholders"), and affiliates of such directors, officers and 5% Stockholders:

    Pursuant to a severance agreement dated December 14, 1998 and effective as of December 31, 1998, Shikhar Ghosh terminated his employment as an officer of the Corporation. Under the terms of the severance agreement, Mr. Ghosh was entitled to receive, through December 31, 1999, the salary and other variable compensation he earned in 1998, for an aggregate amount equal to $270,161, and
(ii) health benefits through December 31, 1999. Mr. Ghosh continues to serve as Chairman of the Board of the Corporation.

    The Corporation has entered into a Software License Agreement dated September 20, 1999 with iBelong, Inc., an Internet company founded by Mr.Ghosh, the Corporation's Chairman of the Board, and for which Mr. Ghosh serves as President and Chief Executive Officer. Pursuant to this agreement, the Corporation has licensed its Internet Publishing System to iBelong. Under this agreement, the Corporation has recognized an aggregate of $210,400 in fees from iBelong in 1999.

    For a description of certain employment and other arrangements between the Corporation and its executive officers, see "Compensation of Executive Officers" above. For a description of stock options granted to certain directors of the Corporation, see "Director Compensation" above.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The Corporation is not aware of any failure by its officers, directors and holders of 10% of the Corporation's Common Stock to comply in a timely manner during fiscal 1999 with Section 16(a) filing requirements.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Corporation between May 23, 1996 (the date the Corporation's Common Stock commenced public trading) and December 31, 1999 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (the "Nasdaq Stock Market--US Index") and (ii) the Hambrecht & Quist Growth Index, over the same period. This graph assumes the investment of $100.00 on May 23, 1996 in the Corporation's Common Stock, the Nasdaq Stock Market--US Index and the Hambrecht & Quist Growth Index, and assumes any dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         OPEN       NASDAQ
        MARKET,          STOCK   HAMBRECHT &
           INC.  MARKET (U.S.)  QUIST GROWTH
5/23/96    $100           $100          $100
Jun-96     $135           $100           $94
Sep-96      $81           $103           $94
Dec-96      $75           $108           $88
Mar-97      $55           $103           $71
Jun-97      $74           $121           $82
Sep-97      $86           $142           $99
Dec-97      $53           $133           $90
Mar-98     $115           $156          $107
Jun-98     $105           $160          $108
Sep-98      $63           $145           $88
Dec-98      $65           $187          $130
Mar-99      $72           $210          $162
Jun-99      $79           $229          $185
Sep-99      $73           $235          $201
Dec-99     $251           $339          $365

                                      MAY 23,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                        1996         1996           1997           1998           1999
                                      --------   ------------   ------------   ------------   ------------
Open Market, Inc....................    $100         $ 75           $ 53           $ 65           $251
Nasdaq Stock Market--US Index.......     100          108            133            187            339
Hambrecht & Quist Growth Index......     100           88             90            130            365

                                   PROPOSAL 2
    APPROVAL TO AMEND THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF
                  INCORPORATION TO AUTHORIZE ADDITIONAL SHARES

    On February 16, 2000, the Board of Directors of the Corporation proposed the adoption of an amendment to the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), pursuant to which, subject to stockholder approval, the number of authorized shares of the Corporation's Common Stock would be increased from 100,000,000 to 300,000,000 shares.

    The purpose of the amendment is to allow the Corporation the ability to issue additional shares of Common Stock in connection with the acquisition of other companies or product lines, future financings, stock splits, employee and director benefit programs, a stockholders rights plan and other desirable corporate activities without requiring the Corporation's stockholders to approve an increase in the authorized number of shares of Common Stock each time such action is contemplated. If the proposed amendment to the Certificate of Incorporation is adopted, all or any of the authorized shares of Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of the Corporation and without first offering such shares to the stockholders.

    Of the 100,000,000 shares currently authorized, as of March 24, 2000, 46,148,474 shares were issued and outstanding. An additional 8,296,189 shares were reserved for issuance upon the exercise of options granted under the Corporation's option plans and 334,728 shares were reserved for issuance upon the exercise of certain warrants issued by the Corporation.


    Authorized shares of Common Stock in excess of those shares outstanding also could make more difficult a change in control of the Corporation. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Corporation and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through an acquisition of a substantial number of shares of the Corporation's Common Stock, to acquire control of the Corporation, since the issuance of new shares could be used to dilute the stock ownership of the acquirer.


    If the amendment is adopted by the stockholders, it will become effective upon the filing and recording of a Certificate of Amendment as required by Delaware law.

    THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3
            APPROVAL OF AMENDMENTS TO THE 1996 DIRECTOR OPTION PLAN


    The Board of Directors believes that the future growth and success of the Corporation depends, in large part, on its ability to attract and retain qualified non-employee ("outside") directors and that stock option grants under the Corporation's 1996 Director Option Plan (the "Director Plan") have provided and will continue to provide outside directors with an important incentive to continue as directors of the Corporation. Accordingly, on March 14, 2000, the Board of Directors voted, subject to stockholder approval, to amend the Director Plan to (a) increase the number of shares issuable upon exercise of options granted annually to directors from 6,000 to 10,000 and (b) provide that all options granted on or after May 16, 2000 shall vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter. The Director Plan currently provides that options granted to outside directors pursuant to the Director Plan vest immediately on the date of grant.


    The Corporation believes that this proposed increase in the number of shares issuable upon the exercise of options granted annually to directors will assist the Corporation in attracting directors whose continued services are considered essential to the Corporation's future success. The Corporation is proposing to change the vesting schedule for options granted after May 16, 2000 pursuant to the Director Plan to match the vesting schedule for options granted to employees pursuant to its 1999 Stock Incentive Plan and to provide directors with a further incentive to remain directors of the Corporation.

    THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENTS TO THE DIRECTOR PLAN ARE IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

    The following is a brief summary of the provisions of the Director Plan.

1996 DIRECTOR OPTION PLAN

    The Director Plan was adopted by the Board of Directors and approved by the stockholders of the Corporation in April 1996. Each option granted under the Director Plan prior to May 12, 1999 becomes exercisable in 16 equal quarterly installments beginning three months after the date of the grant. Each option granted under the Director Plan on or after May 12, 1999 is immediately exercisable. The exercisability of options, if not immediately exercisable on the date of grant, will be accelerated upon the occurrence of a Change in Control (as defined in the Director Plan). The option exercise price of options granted under the Director Plan equals the lesser of (i) the last reported sale price per share of Common Stock thereon on the date of grant (if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last reported sales price per share of Common Stock as published in THE WALL STREET JOURNAL for a period of ten consecutive trading days prior to such date.

    Options granted under the Director Plan are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

    As of December 31, 1999, no options for shares had been exercised under the Director Plan and options for 115,600 shares were outstanding under the Director Plan at an average exercise price of $12.63 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan.

    TAX CONSEQUENCES TO OPTIONEES

    An optionee will not recognize taxable income upon the grant of an option under the Director Plan. Nevertheless, an optionee generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

    An optionee will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, an optionee generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the optionee's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the optionee has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the optionee has held the Option Stock for a shorter period.

    TAX CONSEQUENCES TO THE CORPORATION

    The grant of a stock option under the Director Plan will have no tax consequences to the Corporation. The Corporation generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a optionee under the Director Plan.

                                   PROPOSAL 4
            RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP as independent accountants of the Corporation for the year ending December 31, 2000, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, the Corporation's independent accountants for the year ended December 31, 1999, is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, that a stockholder of the Corporation wishes to be considered for inclusion in the Corporation's proxy materials for its 2001 Annual Meeting of Stockholders must be received by the Secretary of the Corporation at the principal offices of the Corporation, One Wayside Road, Burlington, Massachusetts 01803, no later than December 10, 2000.

    In addition, the Corporation's by-laws require that the Corporation be given advance notice of stockholder nominations for election to the Corporation's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Corporation's proxy statement in accordance with Rule 14a-8). The required notice must comply with the Corporation's by-laws and be received not less than 60 days nor more than 90 days prior to the Corporation's annual meeting, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received by the Corporation not later than the close of business on the 10th day following the date on which the notice of the date of the annual meeting was mailed or such public disclosure was made, whichever occurs first.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

    The Corporation will bear the costs of soliciting proxies. In addition to solicitations by mail, the Corporation's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Corporation will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Corporation will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,


                                          /s/ Betty J. Savage



                                          Betty J. Savage


                                          SECRETARY

April 14, 2000

                                      PROXY

                                OPEN MARKET, INC.

                                One Wayside Road
                         Burlington, Massachusetts 01803

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Ronald J. Matros, Betty Savage and John
H. Chory and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc. (the "Corporation") which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 16, 2000, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

-------------------------------------------------------------------------------------------
SEE REVERSE                                                                SEE REVERSE
    SIDE     (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)           SIDE

--------------------------------------------------------------------------------------------

-------------- ----------------
      X        PLEASE MARK
               VOTES AS IN
               THIS EXAMPLE.
-------------- ----------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

1.   To elect two Class III Directors.                            FOR               WITHHELD
     Nominees:   Thomas H. Bruggere,                              /_/                 /_/
                 William S. Kaiser and Paul Sagan

         ------------------------------------------------
         For all nominees except as noted above.

2.   To approve an amendment to the Corporation's                 FOR               AGAINST              ABSTAIN
     Restated Certificate of Incorporation to increase            /_/                 /_/                  /_/
     the number of authorized shares from 100,000,000 to
     300,000,000.

3.   To approve amendments to the Corporation's 1996              FOR               AGAINST              ABSTAIN
     Director Option Plan to (a) increase the number of           /_/                 /_/                  /_/
     shares of Common Stock subject to options granted annually to directors from 6,000 to 10,000 and (b) provide that all options granted on or after
     May 16, 2000 shall vest as to 25% of the shares subject to such options one year from the date of grant and the remaining shares in 12 equal quarterly installments.

4.   To ratify the selection by the Board of Directors            FOR               AGAINST              ABSTAIN
     of Arthur Andersen LLP as the Corporation's                  /_/                 /_/                  /_/
     independent public accountants for the fiscal year
     ending December 31, 2000.

           MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE AT LEFT.

           PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

           The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee Administrator or Guardian should give their full title.

Signature: ____________________________________  Date: _________________________

Signature: ____________________________________  Date: _________________________


                                      -2-